EXHIBIT 3.6
                                                                     -----------


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               RXBAZAAR.COM, INC.

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is RxBazaar.com, Inc.

     2. The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST thereof in its entirety and replacing said Article with the following new Article:

              FIRST:      The name of the corporation is:

                                 RXBAZAAR, INC.

     3. The amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with Section 228 and 242 of the General Corporation Law of the State of Delaware.



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


     IN WITNESS WHEREOF, RxBazaar.com, Inc. has caused this certificate to be signed by Bruce Warwick, its Secretary and Treasurer, thereto duly authorized, this 12th day of December, 2001.


                                                  Rxbazaar.com, INC.


                                                  By: /s/ Bruce Warwick
                                                     ---------------------------
                                                        Bruce Warwick
                                                        Secretary and Treasurer



















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